Exhibit 99.1

Sphere 3D Corp. Announces Shareholder Approval of Name Change to
DarkHorse Technologies Inc.

Shareholders Approve Rebrand Reflecting Company's Strategic Direction in AI and High-
Performance Computing Infrastructure

Stamford, Connecticut, August 24, 2026 - Sphere 3D Corp. (NASDAQ: ANY) ("Sphere 3D" or the "Company"), a digital infrastructure company, today announced that its shareholders have overwhelmingly approved the previously announced change of the Company's name to DarkHorse Technologies Inc. at the Company's special meeting of shareholders held today. Sphere 3D previously reserved the Nasdaq ticker symbol "DRK" in connection with the name change.

The name change reflects the Company's strategic direction focused on developing AI and high-performance computing infrastructure by identifying and contracting energized power capacity, deploying modular infrastructure designed to shorten development timelines and pursuing smaller-footprint sites that can be developed in collaboration with local communities.

The Company will immediately begin doing business as "DarkHorse Technologies" and intends to launch its new website and branding under that name. The legal name change to DarkHorse Technologies Inc. will become effective upon the Company's continuance from Ontario to British Columbia, which is expected to occur in the coming weeks following completion of the remaining customary regulatory and administrative steps. The Company intends to begin trading on Nasdaq under its new ticker symbol "DRK" promptly following the name change, subject to applicable Nasdaq procedures. Until that time, the Company's common shares will continue to trade on Nasdaq under the ticker symbol "ANY." No further action is required by existing stockholders with respect to the planned name and ticker symbol changes. The Company looks forward to finalizing this process as soon as possible and beginning its next chapter as DarkHorse Technologies Inc. under the "DRK" ticker symbol.

"Today's shareholder approval marks an important milestone for our company," said Joel Block, Chief Executive Officer. "DarkHorse represents how we intend to compete: finding opportunities others overlook, moving with speed and discipline, and building AI and high-performance computing infrastructure in opportune places. We are excited to be building the premier company for the next generation of compute infrastructure."

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) is a digital infrastructure company focused on operating and expanding scalable power and data center assets for high-performance computing, AI workloads and digital asset infrastructure. Following its business combination with Cathedra Bitcoin, Sphere 3D operates a diversified platform with approximately 53 MW of operating power capacity across multiple U.S. data center locations and a development pipeline exceeding 100 MW of potential expansion opportunities. The Company combines infrastructure ownership, energy optimization expertise and capital markets access to pursue long-term value creation across next-generation compute infrastructure. The Company's shareholders have approved the rebrand to DarkHorse Technologies Inc. and the Company has reserved the Nasdaq ticker "DRK," with the name and ticker changes subject to effectiveness and Nasdaq processing. For more information, visit www.sphere3d.com.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events and include statements regarding the Company's strategy, plans and objectives; the utilization, evaluation, conversion and expansion of the Company's power and data center assets; potential AI and high-performance computing applications; the expected completion and timing of the Company's continuance from Ontario to British Columbia, including the receipt of required regulatory approvals; and the expected effectiveness of the Company's name change to DarkHorse Technologies Inc. and related change of Nasdaq ticker symbol to "DRK," which remain subject to Nasdaq processing and other conditions and may not occur on the anticipated timeline or at all.

In some cases, forward-looking statements can be identified by words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these words or other similar terms or expressions. Expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause them to differ materially from those projected. These risks and uncertainties include general market conditions and those more fully described in the Company's filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K and other filings made from time to time and available at www.sec.gov. Forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not assume any obligation to update forward-looking statements to reflect subsequent circumstances or events, except as required by applicable securities laws.

SPHERE 3D CONTACT

Investor.relations@sphere3d.com